                                                                   EXHIBIT 10.32

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

     THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES COMMISSION OF ANY STATE UNDER ANY STATE SECURITIES LAW. THEY ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION S ("REGULATION S") PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO U. S. PERSONS (AS SUCH TERM IS DEFINED IN REGULATION S) UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFERS, SALES AND TRANSFERS ARE MADE PURSUANT TO AN AVAILABLE EXEMPTION OR SAFE HARBOR FORM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND CERTAIN MARKET STAND-OFF PROVISIONS WHICH ARE CONTAINED IN A SUBORDINATED CONVERTIBLE NOTE PURCHASE AGREEMENT, DATED AS OF JANUARY 25, 2000, COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION."


                                 ITERIS, INC.

                   Subordinated Convertible Promissory Note


$3,750,000                                                 January 25, 2000
                                                           Anaheim, California


     FOR VALUE RECEIVED, Iteris, Inc., a Delaware corporation ("Company"), promises to pay to DaimlerChrysler Venture GmbH ("Holder"), or its registered assigns, the principal sum of Three Million Seven Hundred and Fifty Thousand Dollars ($3,750,000.00), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this subordinated convertible promissory note ("Note") on the unpaid principal balance calculated in accordance with Section 2 hereof. All unpaid principal,
                                      ---------
together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) the second anniversary of the date of this Note, or (ii) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by Holder. This Note is issued pursuant to the Note Purchase Agreement (as defined below).

     1.   Definitions.  As used in this Note, the following capitalized terms
          -----------
have the following meanings:

          (a) "Affiliate," with respect to any Person, means (i) any director, officer or employee of such Person, (ii) any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person, and (iii) any Person beneficially owning or holding 10% or more of any class of voting securities of such Person or any corporation of which such Person beneficially owns or holds, in the aggregate, 10% or more of any class of voting securities The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. The term "Affiliate," when used herein without reference to any Person, shall mean an Affiliate of Company.

          (b) "Company" includes the corporation initially executing this Note and any Person which shall succeed to or assume the obligations of Company under this Note.

          (c) "Certificate" shall mean the Certificate of Incorporation of Company as amended and/or restated and effective immediately prior to the redemption or conversion of all of this Note.

          (d) "Equity Securities" of any Person shall mean (a) all common stock, preferred stock, participations, shares, partnership interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.

          (e)  "Event of Default" has the meaning given in Section 5 hereof.
                                                           ---------

          (f) "GAAP" shall mean generally accepted accounting principles as in effect in the United States of America from time to time.

          (g) "Holder" shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

          (h) "Indebtedness" shall mean and include the aggregate amount of, without duplication (i) all obligations for borrowed money, (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations to pay the deferred purchase price of property or services (other than accounts payable incurred in the ordinary course of business determined in accordance with GAAP), (iv) all obligations with respect to capital leases, (v) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (vi) all reimbursement and other payment obligations, contingent or otherwise, in respect of letters of credit and similar surety instruments; and (vii) all guaranty obligations with respect to the types of Indebtedness listed in clauses (i) through (vi) above.

          (i)  [Intentionally Omitted]

          (j)  "Material Adverse Effect" shall mean a material adverse effect on
(a) the business, assets, operations, or financial condition of Company; or (b) the ability of Company to pay or perform the Obligations in accordance with the terms of this Note and the other Transaction Documents and to avoid an Event of Default, or an event which, with the giving of notice or the passage of time or both, would constitute an Event of Default, under any Transaction Document.

          (k) "Note Purchase Agreement" shall mean the Note Purchase Agreement dated January 25, 2000 between Company and the Holder (as amended, modified or supplemented from time to time).

          (l) "Obligations" shall mean and include all loans, advances, debts, liabilities and financial obligations, howsoever arising, owed by Company to Holder of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of the Transaction Documents, including, all interest, fees, charges, expenses, attorneys' fees and costs and accountants' fees and costs chargeable to and payable by Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et
                                                                             --
seq.), as amended from time to time (including post-petition interest) and
---
whether or not allowed or allowable as a claim in any such proceeding.

          (m) "Person" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

          (n) "Senior Indebtedness" shall mean, unless expressly subordinated to or made on a parity with the amounts due under this Note, the principal of (and premium, if any), unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement and other amounts due in connection with, (i) indebtedness of Company, to banks, commercial finance lenders, insurance companies, leasing or equipment financing institutions or other lending institutions regularly engaged in the business of lending money (excluding debt that is convertible or exercisable into equity through venture capital, investment banking or similar institutions which sometimes engage in lending activities but which are primarily engaged in investments in equity securities), which is for money borrowed, or purchase or leasing of equipment in the case of lease or other equipment financing, whether or not secured, and (ii) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor.

          (o) "Subsidiary" shall mean (a) any corporation of which more than 50% of the issued and outstanding equity securities having ordinary voting power to elect a majority of the Board of Directors of such corporation is at the time directly or indirectly owned or controlled by Company, (b) any partnership, joint venture, or other association of which more than 50% of the equity interest having the power to vote, direct or control the management of such partnership, joint venture or other association is at the time directly or indirectly owned and controlled by Company, (c) any other entity included in the financial statements of Company on a consolidated basis.

          (p) "Transaction Documents" shall mean this Note and the Note Purchase Agreement and any other documents that may be exchanged between Company and Holder in connection with the issuance of the Note.

     2.   Interest. The interest rate to be applied to the unpaid principal
          --------
balance of this Note shall be eight percent per annum. The interest rate on this Note shall be increased in accordance with Section 15 upon the occurrence of an Event of Default. In the event this Note is automatically converted into Common Stock in accordance with Section 8(b), all interest accrued under this Note shall be forgiven and Holder shall not be entitled to receive interest in cash or in the form of Common Stock upon such conversion.

     3.   Prepayment. Upon fifteen days prior written notice to Holder, Company
          ----------
may prepay this Note in whole or in part, unless Holder elects to convert the
Note in accordance with Section 8(a) of this Note; provided that any such prepayment will be applied first to the payment of expenses due under this Note, second to interest accrued on this Note and third, if the amount of prepayment exceeds the amount of all such expenses and accrued interest, to the payment of principal of this Note.

     4.   Certain Covenants. While any amount is outstanding under the Note,
          -----------------
without the prior written consent of Holder:

          (a) Dividends, Redemptions, Etc. Neither Company nor any of its Subsidiaries shall (i) pay any dividends or make any distributions on its Equity Securities; (ii) purchase, redeem, retire, defease or otherwise acquire for value any of its equity securities, other than the repurchase of shares of common stock under option agreements or restricted stock purchase agreements with employees, directors or consultants; (iii) return any capital to any holder of its equity securities; (iv) make any distribution of assets, Equity Securities, obligations or securities to any holder of its Equity Securities; or
(v) set apart any sum for any such purpose; provided, however, that any Subsidiary may pay cash dividends to Company.

          (b) Indebtedness Payments. Neither Company nor any of its Subsidiaries shall as to any Indebtedness which is not Senior Indebtedness (i) prepay, redeem, purchase, defease or otherwise satisfy in any manner prior to the scheduled repayment thereof any Indebtedness for borrowed money (other than amounts due under this Note or the other Notes issued under the Note Purchase Agreement) or lease obligations, (ii) amend, modify or otherwise change the terms of any Indebtedness for borrowed money (other than the Obligations) or lease obligations so as to accelerate the scheduled repayment thereof or (iii) repay any principal or interest on any notes to officers, directors or shareholders, including, without limitation, obligations to Odetics, Inc.

          (c) Affiliate Transactions. Neither Company nor any of its Subsidiaries shall enter into any contractual obligation with any Affiliate or engage in any other transaction with any Affiliate except upon terms at least as favorable to Company or such Subsidiary as an arms-length transaction with unaffiliated Persons. Holder acknowledges and agrees that the Separation and Distribution Agreement and the agreements contemplated thereby are on terms at least as favorable to the Company as arms-length transactions with unaffiliated Persons.

     5.   Events of Default. The occurrence of any of the following shall
          -----------------
constitute an "Event of Default" under this Note and the other Transaction Documents. Promptly upon the occurrence thereof, the Company shall provide Holder with written notice of the occurrence of any Event of Default hereunder or any event of default with respect to any Senior Indebtedness.

          (a) Failure to Pay. Company shall fail to pay (i) when due any principal payment on the due date hereunder or (ii) any interest or other payment required under the terms of this Note or any other Transaction Document on the date due and such payment shall not have been made within five (5) days of Company's receipt of Holder's written notice to Company of such failure to pay; or

          (b) Other Payment Obligations. Company or any of its Subsidiaries shall (i) fail to make any payment when due under the terms of any bond, debenture, note or other evidence of Indebtedness, including the Senior Indebtedness, to be paid by such Person (excluding this Note and the other Transaction Documents but including any other evidence of Indebtedness of Company or any of its Subsidiaries to Holder) and such failure shall continue beyond any period of grace provided with respect thereto or thirty (30) days, whichever is longer, or (ii) default in the observance or performance of any other agreement, term or condition contained in any such bond, debenture, note or other evidence of Indebtedness, and the effect of such failure or default is to cause, or permit the holder or holders thereof to cause, Indebtedness in an aggregate amount of One Hundred Thousand Dollars ($100,000) or more to become due prior to its stated date of maturity; or

          (c) Voluntary Bankruptcy or Insolvency Proceedings. Company or any of its Subsidiaries shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

          (d) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Company or any of its Subsidiaries or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Company or any of its Subsidiaries or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement; or

          (e) Judgments. A final judgment or order for the payment of money in excess of One Hundred Thousand Dollars ($100,000) (exclusive of amounts covered by insurance issued by an insurer not an Affiliate of Company) shall be rendered against Company or any of its Subsidiaries and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against a substantial part of the property of Company or any of its Subsidiaries and such judgment, writ, or similar process shall not be released, stayed, vacated or otherwise dismissed within thirty (30) days after issue or levy.

     6.   Rights of Holder upon Default. Upon the occurrence or existence of any
          -----------------------------
Event of Default (other than an Event of Default referred to in Sections 5(c)
                                                                -------------
and 5(d)) and at any time thereafter during the continuance of such Event of
--------
Default, Holder may, by written notice to Company, declare all outstanding Obligations payable by Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise any other right power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

     7.   Subordination. The indebtedness evidenced by this Note is hereby
          -------------
expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all of Company's Senior Indebtedness.

          (a) Insolvency Proceedings. If there shall occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation, or any other marshaling of the assets and liabilities of Company,
(i) no amount shall be paid by Company in respect of the principal of, interest on or other amounts due with respect to this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full, and (ii) no claim or proof of claim shall be filed with Company by or on behalf of Holder of this Note which shall assert any right to receive any payments in respect of the principal of and interest on this Note except subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding.

          (b) Default on Senior Indebtedness. If there shall occur an event of default which has been declared in writing with respect to any Senior Indebtedness, as defined therein, or in the instrument under which it is outstanding, permitting the holder to accelerate the maturity thereof and Holder shall have received written notice thereof from the holder of such Senior Indebtedness, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all Senior Indebtedness shall have been paid in full, no payment shall be made in respect of the principal of or interest on this Note, unless within one hundred eighty (180) days after the happening of such event of default, the maturity of such Senior Indebtedness shall not have been accelerated. Not more than one notice may be given to Holder pursuant to the terms of this Section 7(b) during any 360 day period.
                              ------------

          (c) Further Assurances. By acceptance of this Note, Holder agrees to execute and deliver customary forms of subordination agreements requested from time to time by holders of Senior Indebtedness, and as a condition to Holder's rights hereunder, Company may require that Holder execute such forms of subordination agreements; provided that such forms shall not impose on Holder terms less favorable than those provided herein.

          (d) Other Indebtedness. No indebtedness which does not constitute Senior Indebtedness shall be senior in any respect to the indebtedness represented by this Note.

          (e) Subrogation. Subject to the payment in full of all Senior Indebtedness, Holder shall be subrogated to the rights of the holder(s) of such Senior Indebtedness (to the extent of the payments or distributions made to the holder(s) of such Senior Indebtedness pursuant to the provisions of this Section
                                                                         -------
7) to receive payments and distributions of assets of Company applicable to the
-
Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between Company and its creditors, other than the holders of Senior Indebtedness and Holder, be deemed to be a payment by Company to or on account of this Note; and for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which Holder would be entitled except for the provisions of this Section 7 shall, as between Company and its creditors, other than the holders of Senior Indebtedness and Holder, be deemed to be a payment by Company to or on account of the Senior Indebtedness.

          (f) No Impairment. Subject to the rights, if any, of the holders of Senior Indebtedness under this Section 7 to receive cash, securities or other properties otherwise payable or deliverable to Holder, nothing contained in this
Section 7 shall impair, as between Company and Holder, the obligation of Company, subject to the terms and conditions hereof, to pay to Holder the principal hereof and interest hereon as and when the same become due and payable, or shall prevent Holder, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

          (g) Reliance of Holders of Senior Indebtedness. Holder, by its acceptance hereof, shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of each holder of Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the creation of the indebtedness evidenced by this Note, and each such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, such Senior Indebtedness.

     8.   Conversion.
          ----------

          (a) Voluntary Conversion. Holder has the right, at Holder's option, at any time prior to payment in full of this Note or conversion pursuant to
Section 8(b) below, to convert the Note at the office of the Company or any transfer agent for the shares of Common Stock, into the number of shares of Common Stock which is equal to the quotient obtained by dividing (A) the entire unpaid amount of this Note, together with all accrued but unpaid interest and other fees due under the Note, by (B) the Note Conversion Price. For purposes of this Section 8(a), the "Note Conversion Price" shall be the fair market value of the Common Stock at the time of conversion multiplied by .75. The fair market value of the Common Stock at the time of conversion shall be determined by mutual agreement of the Holder and the Company, and if no such agreement can be reached in good faith, by Bear, Stearns & Co., Inc. If the fair market value is determined by Bear, Stearns & Co. Inc., the Holder and the Company shall share the burden of expenses incurred in making such determination equally.

          (b) Automatic Conversion. The entire unpaid principal amount of this Note, shall be automatically converted into Common Stock (subject to subsection
(c), below), immediately prior to (i) any consolidation or merger of Company with or into any Person, any corporate reorganizations in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization and in which the holders of the outstanding voting capital stock of the Company immediately prior to such consolidation, merger or reorganization hold less than 50% of the outstanding voting capital stock of the surviving company immediately following such transaction, any transaction or series of related transactions by Company in which in excess of 50% of Company's voting power is transferred or a sale of all or substantially all of the assets of Company (each, a "Sale Transaction"); or (ii) the closing of a firmly underwritten public offering pursuant to a registration statement filed by Company under the Securities Act of 1933, as amended (the "Act"), with aggregate gross proceeds in excess of $20 million and at a price of not less than $10.00 per share of Common Stock (as presently constituted, subject to proportionate adjustment in the event of any stock split, stock dividend, reverse stock split, combination, consolidation, reclassification or similar event) (a "Qualified Public Offering"). The number of shares into which this Note shall be converted in the event of an automatic conversion pursuant to this Section 8(b) shall be equal to the product of (A) .025 multiplied by (B) the number of issued and outstanding shares of Common Stock of the Company at the time of conversion, including shares of Common Stock issued upon conversion of this Note and shares issued in a Qualified Public Offering, plus the number of shares of Common Stock purchasable pursuant to outstanding options to purchase Common Stock that are vested at the time of conversion.

          (c) Adjustments for Valuation. In the event the Acquisition Value of the Company is less than $200 million, Holder shall elect at the time of conversion to either (1) receive a cash payment, representing a return of principal, equal to an amount calculated under the following formula (the "Cash Payment"):

          Outstanding principal amount under this Note - [.75 * (Acquisition Value * .025)]; or

(2) receive such number of additional shares of Common Stock equal to the number of shares calculated under the following formula:

                                 Cash Payment
                                 ------------
                            Per Share Value * $.75

In the event the Acquisition Value of the Company is more than $200 million, Holder shall either (1) pay an additional amount of cash to the Company on the date of conversion equal to an amount calculated under the following formula (the "Additional Payment"):

          [.75 * (Acquisition Value * .025)] - Outstanding principal amount under this Note; or

(2) reduce the number of shares otherwise issuable under 8(b) by such number of shares equal to the number of shares calculated under the following formula:

                              Additional Payment
                              ------------------
                            Per Share Value * $.75

     For purposes of this Section 8, the following terms shall have the meanings set forth below:

     "Acquisition Value" means (a) in the event of a Qualified Public Offering, the Total Market Capitalization of the Company plus the aggregate exercise price of all options outstanding and that are vested on the date of conversion, and
(b) in the event of a Sale Transaction, the aggregate consideration being paid, assuming the purchase of 100% of the capital stock or assets of the Company, less liabilities not assumed in the Sale Transaction, and plus the aggregate exercise price of all options outstanding and that are vested on the date of conversion.

     "Per Share Value" means, in the event of a Qualified Public Offering, the initial public offering price, and in the event of a Sale Transaction, the Acquisition Value divided by the total number of shares of Common Stock outstanding after giving effect to this conversion and including the total number of shares issuable pursuant to options to purchase Common Stock of the Company that are vested at the time of conversion.

          (d) Adjustment for Stock Splits and Combinations. If the Company at any time or from time to time after the date of this Note (the "Effective Date") effects a division of the outstanding shares of Common Stock, then the Note Conversion Price shall be proportionately decreased and, conversely, if this Company at any time, or from time to time, after the Effective Date combines the outstanding shares of Common Stock, then the Note Conversion Price shall be proportionately increased. Any adjustment under this Section 8(d) shall be
                                                     ------------
effective on the close of business on the date such division or combination becomes effective.

          (e) Adjustment for Certain Dividends and Distributions. If the Company at any time or from time to time after the Effective Date pays or fixes a record date for the determination of holders of shares of Common Stock entitled to receive a dividend or other distribution in the form of shares of Common Stock, or rights or options for the purchase of, or securities convertible into, Common Stock, then in each such event the Note Conversion Price shall be decreased, as of the time of such payment or, in the event a record date is fixed, as of the close of business of such record date, by multiplying the Note Conversion Price by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the time of such payment or the close of business on such record date, as the case may be, and (ii) the denominator of which shall be the sum of (A)
                                                               ----------
the total number of shares of Common Stock outstanding immediately prior to the time of such payment or the close of business on such record date, as the case may be, plus (B) the number of shares of Common Stock issuable in payment of
        ----
such dividend or distribution or upon exercise of such option or right of conversion; provided, however, that if a record date is fixed and such dividend is not fully paid or such other distribution is not fully made on the date fixed therefor, then the Note Conversion Price shall not be decreased as of the close of business on such record date as hereinabove provided as to the portion not fully paid or distributed and thereafter the Note Conversion Price shall be decreased pursuant to this Section 8(e) as of the date or dates of actual
                           ------------
payment of such dividend or distribution.

          (f) Adjustments for Other Dividends and Distributions. If the Company at any time or from time to time after the Effective Date pays, or fixes a record date for the determination of holders of shares of Common Stock entitled to receive, a dividend or other distribution in the form of securities of the Company other than shares of Common Stock or rights or options for the purchase of, or securities convertible into, Common Stock, then in each such event provision shall be made so that the Holder shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company which they would have received had the Note been converted into shares of Common Stock on the date one day before such event (adjusted to account for any additional accrued by unpaid interest and other fees due under the Note) and had Holder thereafter, from the date of such event to and including the actual date of conversion of their shares, retained such securities, subject to all other adjustments called for during such period under this Section 8 with respect to the rights of the
                              ---------
Holder.

          (g) Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Effective Date the number of shares of Common Stock issuable upon conversion of the Note, is changed into the same or a different number of shares of any other class or classes of stock or other securities, whether by recapitalization, reclassification or otherwise (other than a recapitalization, division or combination of shares or a stock dividend, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 8), then in any such event the Holder shall have the right thereafter to convert the Note into the same kind and amount of stock and other securities receivable upon such recapitalization, reclassification or other change, as the maximum number of shares of Common Stock into which the Note, could have been converted immediately prior to such recapitalization (adjusted to account for any additional accrued but unpaid interest and other fees due under the Note), reclassification or change, all subject to further adjustment as provided herein.

          (h) Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time after the Effective Date there is a capital reorganization of the Common Stock (other than a recapitalization, division, combination, reclassification or exchange of shares provided for elsewhere in this Section 8) or a merger or consolidation of this Company into or with another corporation (except as provided for in section 8(b)), then, as a part of such capital reorganization, merger or consolidation, provision shall be made so that the Holder shall thereafter receive upon conversion thereof the number of shares of stock or other securities or property of this Company, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of the number of shares of Common Stock into which the Note would have been entitled on such capital reorganization, merger, consolidation or sale (adjusted to account for any additional accrued but unpaid interest and other fees due under the Note). In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 8 with respect to the
                                             ---------
rights of the Holder after such capital reorganization, merger, consolidation, or sale. The provisions of this Section 8 (including adjustment of the Note
                                ---------
Conversion Price and the number of shares into which the Note may be converted) shall be applicable after that event and be as nearly equivalent to such Conversion Prices and number of shares as may be practicable.

          (i)  Conversion Procedure.

               (i)  Conversion Pursuant to Section 8(a). Before Holder shall be
                    -----------------------------------
     entitled to convert this Note into Common Stock, it shall surrender this Note, duly endorsed, at the office of Company and shall give written notice by registered or certified mail, postage prepaid, to Company at its principal corporate office, of the election to convert the same pursuant to
     Section 8(a), and shall state therein the name or names in which the
     ------------
     certificate or certificates for the Common Stock are to be issued. Company shall, as soon as practicable thereafter, issue and deliver at such office to Holder of this Note a certificate or certificates for the Common Stock to which Holder shall be entitled upon conversion (bearing such legends as are required by the Note Purchase Agreement and applicable state and federal securities laws in the opinion of counsel to Company), and any other securities and property to which Holder is entitled upon such conversion under the terms of this Note. The conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of this Note, and the Person or Persons entitled to receive the Common Stock upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

               (ii) Conversion Pursuant to Section 8(b). If this Note is
                    -----------------------------------
     automatically converted, written notice shall be delivered to Holder at the address last shown on the records of Company for Holder or given by Holder to Company for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of Company is located, notifying Holder of the conversion to be effected, the amount and kind of Common Stock to be issued upon conversion, the date on which such conversion is expected to occur and calling upon such Holder to surrender to Company, in the manner and at the place designated, the Note. Upon such conversion of this Note, Holder shall surrender this Note, duly endorsed, at the principal office of Company. At its expense, Company shall, as soon as practicable thereafter, issue and deliver to such Holder at such principal office a certificate or certificates for the Common Stock to which Holder shall be entitled upon such conversion (bearing such legends as are required by the Note Purchase Agreement and applicable state and federal securities laws in the opinion of counsel to Company), together with any other securities and property to which Holder is entitled upon such conversion under the terms of this Note. Any conversion of this Note pursuant to Section 8(b) shall be
                                                           ------------
     deemed to have been made immediately prior to the closing of the issuance and sale of Common Stock as described in Section 8(b) and on and after such date the Persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record Holder of such Common Stock and a purchaser of such Common Stock under the Note Purchase Agreement and shall be bound by the terms of the Note Purchase Agreement.

          (j) Fractional Shares; Effect of Conversion. The Company may, but shall not be obligated to, issue any fractional shares upon conversion of this Note. In the event that Company elects not to issue fractional shares, Company shall round the number of shares to the nearest whole share of each type of Common Stock, provided that if such rounding would result in holder receiving less than 99.9% of the amount of such Common Stock to which he is entitled, pursuant to this Section 8, such fraction shall be rounded up to the next whole
                 ---------
share of Common Stock.

          (k) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Note, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Note.

     9.   Successors and Assigns. Subject to the restrictions on transfer
          ----------------------
described in the Note Purchase Agreement, the rights and obligations of Company and Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

     10.  Assignment by Company. Neither this Note nor any of the rights,
          ---------------------
interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by Company without the prior written consent of Holder.

     11.  Waiver. Company hereby waives presentment, demand, or protest and any
          ------
notice of any kind in connection with the delivery, acceptance, performance, default, acceleration, or collection of this Note.

     12.  Notices. Any notice, request or other communication required or
          -------
permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by recognized overnight courier or personal delivery at the respective addresses of the parties as set forth in the Note Purchase Agreement or on the register maintained by Company. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when received.

     13.  No Intent of Usury. It is the express intentions of the parties that
          ------------------
the payments under this Note are based upon the success and profitability of a speculative venture, and are therefore exempt from applicable usury restrictions. Holder understands and acknowledges that all payments under this Note are contingent upon the profitability of the Company. Nothing contained in this Note or in the Agreement shall be deemed to require the payment by the Company or the retention by Holder of interest in excess of the maximum legal rate (the "Maximum Legal Rate"). All agreements between Holder and Company pertaining to the obligation evidenced hereby (the "Loan") are expressly limited so that in no contingency or event, whether by reason of acceleration of the maturity of the Loan or otherwise, shall the amount paid or agreed to be paid to Holder for the use, forbearance, or detention of money to be loaned hereunder exceed the Maximum Legal Rate. If, under any circumstance whatsoever, the fulfillment of any provision of this Note or the Agreement shall involve transcending the limits of validity prescribed by law, then, ipso facto, the
                                                             ---- -----
obligation to be fulfilled by Company shall be reduced to the limit of such validity. This provision shall control every provision of all agreements between Company and Holder. In the event at any time the interest paid shall exceed the Maximum Legal Rate, the excess amount shall be deemed to be held in trust by Holder for the exclusive use and benefit of Company; provided, however, that such amounts held in trust may be applied to interest or other lawful consideration payable under the terms of this Note and the Agreement if such amounts can be so applied without violating applicable laws and without exceeding the Maximum Legal Rate. Holder may commingle any such amounts with its own funds. If at the time the Note is paid, the total amount deemed to be interest under applicable laws exceeds the Maximum Legal Rate, the maximum liability of Company shall be expressly limited to the legal maximum amounts, and in the event any excess sums have been paid or are payable such amounts shall be promptly repaid or credited to Company. In the event the interest or other consideration payable by Company hereunder is exempt from applicable usury statutes, or for any other reason is not limited by law, none of the provisions of this paragraph shall be construed so as to limit the interest or other consideration payable under the terms of this Note or the Agreement.

     14.  Payment. Payment shall be made in lawful tender of the United States.
          -------

     15.  Default Rate, Usury. In the event that any payment of principal or
          -------------------
interest provided for herein is not paid by Company when due (including the entire unpaid balance of this Note in the event such amount is made immediately due and payable pursuant to the terms hereof), then Company shall pay interest after the date of default on such amounts not paid when due at a rate per annum equal to the rate otherwise applicable hereunder plus four percent (4%). In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

     16.  Expenses. If action is instituted to collect this Note, Company
          --------
promises to pay all costs and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred in connection with such action if Holder prevails.

     17.  Governing Law. This Note and all actions arising out of or in
          -------------
connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California, or of any other state.

          IN WITNESS WHEREOF, Company has caused this Note to be issued as of the date first written above.


                                        ITERIS, INC.
                                        a Delaware corporation



                                        By: /s/ Jack Johnson
                                            ----------------
                                            Jack Johnson, President